SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549


                            ------------------------


                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                October 21, 1996


                            ------------------------


                           Blount International, Inc.

             (Exact name of registrant as specified in its charter)


           Delaware                 001-11549               63-0780521
        (State or other         (Commission File         (I.R.S. Employer
        jurisdiction of              Number)              Identification
        incorporation)                                        Number)


          4520 Executive Park Drive                         36116-1602
             Montgomery, Alabama                            (Zip Code)
   (Address of principal executive offices)


                                 (334) 244-4000
              (Registrant's telephone number, including area code)

Item 5.  Other Events.

On October 21, 1996, Blount International, Inc. issued the following press release:

Blount International, Inc. (NYSE: BLT.A & BLT.B) announced today that its Board of Directors has authorized the repurchase of up to $50 million of its Class A common stock. The action of the Board permits the Company to selectively repurchase its stock from time to time in the open market or in privately negotiated transactions depending on market price and other factors.

John M. Panettiere, President and Chief Executive Officer, stated, "Despite record sales and earnings, Blount's shares have continued to trade at a significant discount to the shares of its peers. The Board of Directors believes that the Company's shares are undervalued and that the stock repurchase program is an excellent opportunity to return value to Blount shareholders. Blount has excess available funds with which to complete this program, while continuing to aggressively invest in our core businesses, as well as make strategic acquisitions."

Blount International, Inc. is a diversified international industrial company headquartered in Montgomery, Alabama with business units manufacturing and distributing products in more than 130 countries around the world.

Visit our Internet home page at http://www.blount.com


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          BLOUNT INTERNATIONAL, INC.


                                          By: /s/ Harold E. Layman
                                              --------------------------
                                              Harold E. Layman
                                              Senior Vice President &
                                              Chief Financial Officer




Date:  October 25, 1996




                                     Page 2